Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK'S Sporting Goods Reports Third Quarter Results

•	Company delivered third quarter 2018 earnings per diluted share of $0.39 compared to earnings per diluted share of $0.35 and non-GAAP earnings per diluted share of $0.30 in the third quarter of 2017

•	Company raises full year 2018 earnings per diluted share guidance to $3.15 to $3.25 from the previous range of $3.02 to $3.20

•	eCommerce sales increased 16% during the third quarter

•	Repurchased $108 million of common stock during the quarter

PITTSBURGH, November 28, 2018 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the third quarter ended November 3, 2018.

Third Quarter Results

The Company reported consolidated net income for the third quarter ended November 3, 2018 of $37.8 million, or $0.39 per diluted share. The Company reported consolidated net income for the third quarter ended October 28, 2017 of $36.9 million, or $0.35 per diluted share, and non-GAAP consolidated net income of $31.9 million, or $0.30 per diluted share, which is detailed in a table later in the release under the heading "GAAP to non-GAAP Reconciliations."

Net sales for the third quarter of 2018 decreased 4.5% to approximately $1.86 billion. Adjusted for the calendar shift due to the 53rd week in 2017, which we believe is the best view of the business, consolidated same store sales decreased 3.9% on a 13-week to 13-week comparable basis. Based on an unshifted calendar, consolidated same store sales for the third quarter decreased 6.1%. Third quarter 2017 consolidated same store sales decreased 0.9%.

“We are pleased to deliver another quarter of strong earnings. Our continued improvements in gross margin and disciplined expense management more than offset our strategic investments, and contributed to increased profitability compared to last year,” said Edward W. Stack, Chairman and Chief Executive Officer.

Mr. Stack continued, "Comparable sales were within our range of expectations, including continued headwinds in the hunt and electronics categories. Our efforts have been focused on driving profitable sales and managing our business to deliver higher earnings. As a result, we are pleased to increase our fiscal 2018 earnings guidance for a third consecutive quarter."

“We remain focused on improving our core execution, delivering stronger merchandise assortments and presentations, and increasing our productivity,” said Lauren R. Hobart, President of DICK’S Sporting Goods. “We are confident that the continued execution of these strategies will lead to stronger results and drive competitive advantage in the marketplace.”
Omni-channel Development

Adjusted for the calendar shift due to the 53rd week in 2017, eCommerce sales for the third quarter of 2018 increased 16%. eCommerce penetration for the third quarter of 2018 was approximately 12% of total net sales, compared to approximately 10% during the third quarter of 2017.

In the third quarter, the Company opened six new DICK'S Sporting Goods stores, completing its 2018 store development program. As of November 3, 2018, the Company operated 732 DICK'S Sporting Goods stores in 47 states, with approximately 38.8 million square feet, 94 Golf Galaxy stores in 32 states, with approximately 1.9 million square feet, and 35 Field & Stream stores in 16 states, with approximately 1.7 million square feet.

Store count, square footage and new stores are listed in a table later in the release under the heading "Store Count and Square Footage."

Balance Sheet

The Company ended the third quarter of 2018 with approximately $92 million in cash and cash equivalents and approximately $382 million in outstanding borrowings under its revolving credit facility. Over the course of the last 12 months, the Company continued to invest in omni-channel growth, while returning over $417 million to shareholders through share repurchases and quarterly dividends.

Total inventory increased 0.8% at the end of the third quarter of 2018 as compared to the end of the third quarter of 2017.

Year-to-Date Results

The Company reported consolidated net income for the 39 weeks ended November 3, 2018 of $217.3 million, or $2.18 per diluted share. For the 39 weeks ended October 28, 2017, the Company reported consolidated net income of $207.5 million, or $1.91 per diluted share, and non-GAAP consolidated net income of $197.0 million, or $1.81 per diluted share, which is detailed in a table later in the release under the heading "GAAP to non-GAAP Reconciliations."

Net sales for the 39 weeks ended November 3, 2018 increased 0.3% to approximately $5.94 billion. Adjusted for the calendar shift due to the 53rd week in 2017, which we believe is the best view of the business, consolidated same store sales decreased 3.5% on a 39-week to 39-week comparable basis. Based on an unshifted calendar, consolidated same store sales for the 39 weeks ended November 3, 2018 decreased 3.0%. Consolidated same store sales for the 39 weeks ended October 28, 2017 increased 0.5%.

Capital Allocation

On November 23, 2018, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.225 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on December 28, 2018 to stockholders of record at the close of business on December 14, 2018.

During the third quarter of 2018, the Company repurchased approximately 3.1 million shares of its common stock at an average cost of $35.29 per share, for a total cost of $107.9 million. The Company has approximately $467 million remaining under its authorization that extends through 2021.

Full Year 2018 Outlook

•
The Company currently anticipates reporting earnings per diluted share in the range of $3.15 to $3.25. This guidance is not dependent upon additional share repurchases. The Company reported earnings per diluted share of $3.01 for the 53 weeks ended February 3, 2018.

•	Consolidated same store sales are currently expected to decline 3% to 4% on a 52-week to 52-week comparative basis, compared to a decline of 0.3% in 2017.

•	Net capital expenditures are now expected to be approximately $165 million. In 2017, net capital expenditures were $373 million.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately 30 days.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include consolidated non-GAAP net income and non-GAAP earnings per diluted share, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond our control. Our future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including outlook for earnings and sales in 2018; anticipated store openings and store relocations; capital expenditures; and improving market share.

Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: changes in consumer discretionary spending; our eCommerce platform not producing the anticipated benefits within the expected time frame or at all; the streamlining of the Company’s vendor base and execution of the Company’s new merchandising strategy not producing the anticipated benefits within the expected time frame or at all; the amount that we devote to strategic investments and the timing and success of those investments; the integration of strategic acquisitions being more difficult, time-consuming, or costly than expected; negative reactions to our policies related to the sale of firearms and accessories; vendors continuing to sell or increasingly selling their products directly to customers or through broadened or alternative distribution channels; inventory turn; changes in the competitive market and competition amongst retailers, including an increase in promotional activity; changes in consumer demand or shopping patterns and our ability to identify new trends and have the right trending products in our stores and on our website; changes in existing tax, labor and other laws and regulations, including those changing tax rates and imposing new taxes, surcharges, and tariffs; limitations on the availability of attractive retail store sites; omni-channel growth; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings and new retail concepts; website downtime, disruptions or other problems with our eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements; disruptions or other problems with our information systems; factors affecting our vendors, including supply chain and currency risks; talent needs and the loss of Edward W. Stack, our Chairman and Chief Executive Officer; developments with sports leagues, professional athletes or sports superstars; weather-related disruptions and seasonality of our business; and risks associated with being a controlled company.

For additional information on these and other factors that could affect our actual results, see our risk factors, which may be amended from time to time, set forth in our filings with the Securities and Exchange Commission ("SEC"), including our most recent Annual Report filed with the SEC on March 30, 2018 and our Quarterly Report filed with the SEC on August 30, 2018. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of November 3, 2018, the Company operated 732 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a blend of dedicated associates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Lodge/Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, PA, DICK'S also owns and operates Golf Galaxy and Field & Stream specialty stores, as well as DICK'S Team Sports HQ, an all-in-one youth sports digital platform offering a comprehensive range of services including technology solutions such as online registration and league management services, and mobile apps for scheduling, communications and live scorekeeping; team gear such as uniforms and equipment, fan wear, and access to donations and sponsorships. DICK'S offers its products through a content-rich eCommerce platform that is integrated with its store network and provides customers with the convenience and expertise of a 24-hour storefront. For more information, visit the Press Room or Investor Relations pages at dicks.com.

Contacts:
Investor Relations:
Jennifer Mejia, Manager of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	November 3, 2018	% of Sales(2)	October 28, 2017	% of Sales(2)

Net sales	$1,857,273	100.00%	$1,944,187	100.00%
Cost of goods sold, including occupancy and distribution costs (1)	1,333,719	71.81	1,410,067	72.53

GROSS PROFIT	523,554	28.19	534,120	27.47

Selling, general and administrative expenses	468,691	25.24	475,899	24.48
Pre-opening expenses	1,997	0.11	8,220	0.42

INCOME FROM OPERATIONS	52,866	2.85	50,001	2.57

Interest expense	2,606	0.14	2,839	0.15
Other expense (income)	68	—	(10,768)	(0.55)

INCOME BEFORE INCOME TAXES	50,192	2.70	57,930	2.98

Provision for income taxes	12,365	0.67	21,017	1.08

NET INCOME	$37,827	2.04%	$36,913	1.90%

EARNINGS PER COMMON SHARE:
Basic	$0.39		$0.35
Diluted	$0.39		$0.35

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	96,677		105,466
Diluted	97,890		105,814

Cash dividend declared per share	$0.225		$0.170

(1) Cost of goods sold includes: the cost of merchandise (inclusive of vendor allowances, inventory shrinkage and inventory write-downs for the lower of cost and net realizable value); freight; distribution; shipping; and store occupancy costs. The Company defines merchandise margin as net sales less the cost of merchandise sold.

(2) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	November 3, 2018	% of Sales(2)	October 28, 2017	% of Sales(2)

Net sales	$5,944,480	100.00%	$5,926,350	100.00%
Cost of goods sold, including occupancy and distribution costs (1)	4,201,277	70.68	4,213,143	71.09

GROSS PROFIT	1,743,203	29.32	1,713,207	28.91

Selling, general and administrative expenses	1,434,344	24.13	1,385,506	23.38
Pre-opening expenses	6,135	0.10	28,441	0.48

INCOME FROM OPERATIONS	302,724	5.09	299,260	5.05

Interest expense	8,312	0.14	6,319	0.11
Other income	(1,233)	(0.02)	(28,117)	(0.47)

INCOME BEFORE INCOME TAXES	295,645	4.97	321,058	5.42

Provision for income taxes	78,336	1.32	113,564	1.92

NET INCOME	$217,309	3.66%	$207,494	3.50%

EARNINGS PER COMMON SHARE:
Basic	$2.20		$1.92
Diluted	$2.18		$1.91

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	98,926		108,027
Diluted	99,878		108,633

Cash dividends declared per share	$0.675		$0.510

(1) Cost of goods sold includes: the cost of merchandise (inclusive of vendor allowances, inventory shrinkage and inventory write-downs for the lower of cost and net realizable value); freight; distribution; shipping; and store occupancy costs. The Company defines merchandise margin as net sales less the cost of merchandise sold.

(2) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	November 3, 2018	October 28, 2017	February 3, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$92,103	$111,815	$101,253
Accounts receivable, net	57,559	88,979	60,107
Income taxes receivable	10,422	72,911	4,433
Inventories, net	2,196,777	2,178,495	1,711,103
Prepaid expenses and other current assets	138,468	129,876	129,189
Total current assets	2,495,329	2,582,076	2,006,085

Property and equipment, net	1,578,313	1,679,872	1,677,340
Intangible assets, net	131,763	144,896	136,587
Goodwill	250,476	245,126	250,476
Other assets:
Deferred income taxes	11,886	10,425	13,639
Other	115,991	122,519	119,812
Total other assets	127,877	132,944	133,451
TOTAL ASSETS	$4,583,758	$4,784,914	$4,203,939

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,028,234	$1,061,776	$843,075
Accrued expenses	350,737	378,477	354,181
Deferred revenue and other liabilities	167,781	161,193	212,080
Income taxes payable	2,078	488	10,476
Current portion of other long-term debt and leasing obligations	5,251	5,175	5,202
Total current liabilities	1,554,081	1,607,109	1,425,014
LONG-TERM LIABILITIES:
Revolving credit borrowings	382,300	454,700	—
Other long-term debt and leasing obligations	56,111	61,413	60,084
Deferred income taxes	14,951	23,710	10,232
Deferred rent and other liabilities	729,273	764,996	767,108
Total long-term liabilities	1,182,635	1,304,819	837,424
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	703	797	783
Class B common stock	245	247	247
Additional paid-in capital	1,204,293	1,166,370	1,177,778
Retained earnings	2,374,336	2,106,086	2,205,651
Accumulated other comprehensive loss	(118)	(85)	(78)
Treasury stock, at cost	(1,732,417)	(1,400,429)	(1,442,880)
Total stockholders' equity	1,847,042	1,872,986	1,941,501
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,583,758	$4,784,914	$4,203,939

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	39 Weeks Ended
	November 3, 2018	October 28, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$217,309	$207,494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	178,737	166,521
Deferred income taxes	(726)	59,145
Stock-based compensation	31,783	24,762
Other non-cash items	700	595
Changes in assets and liabilities:
Accounts receivable	(7,218)	(18,145)
Inventories	(466,212)	(539,863)
Prepaid expenses and other assets	7,950	(20,847)
Accounts payable	234,859	316,602
Accrued expenses	11,152	23,404
Income taxes payable / receivable	(14,387)	(123,350)
Deferred construction allowances	23,440	78,482
Deferred revenue and other liabilities	(56,859)	(49,258)
Net cash provided by operating activities	160,528	125,542
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(135,288)	(386,600)
Acquisitions, net of cash acquired	—	(8,500)
Deposits and purchases of other assets	—	(2,344)
Net cash used in investing activities	(135,288)	(397,444)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings	1,723,500	2,431,200
Revolving credit repayments	(1,341,200)	(1,976,500)
Proceeds from term loan	—	62,492
Payments on other long-term debt and leasing obligations	(3,924)	(1,229)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	—	16,558
Minimum tax withholding requirements	(5,264)	(5,771)
Cash paid for treasury stock	(289,623)	(242,119)
Cash dividends paid to stockholders	(68,139)	(55,375)
Decrease in bank overdraft	(49,700)	(10,363)
Net cash (used in) provided by financing activities	(34,350)	218,893
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(40)	47
NET DECREASE IN CASH AND CASH EQUIVALENTS	(9,150)	(52,962)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	101,253	164,777
CASH AND CASH EQUIVALENTS, END OF PERIOD	$92,103	$111,815

Store Count and Square Footage

The stores that opened during the third quarter of 2018 are as follows:

Store	Market	Concept
Raleigh, NC	Raleigh / Durham	DICK'S Sporting Goods (1)
North Tucson, AZ	Tucson	DICK'S Sporting Goods
Sarasota, FL	Sarasota	DICK'S Sporting Goods
North Port, FL	Sarasota	DICK'S Sporting Goods
North Spokane, WA	Spokane	DICK'S Sporting Goods
Greendale, WI	Milwaukee - Racine	DICK'S Sporting Goods (1)

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

Store Count:

	Fiscal 2018			Fiscal 2017
	DICK'S Sporting Goods (1)	Specialty Concept Stores (1)	Total	DICK'S Sporting Goods (1)	Specialty Concept Stores (1)	Total
Beginning stores	716	129	845	676	121	797
Q1 New stores	8	—	8	15	10	25
Q2 New stores	5	—	5	13	—	13
Q3 New stores	6	—	6	15	6	21
Closed stores	3	—	3	—	4	4
Ending stores	732	129	861	719	133	852

Relocated stores	4	1	5	6	1	7

Square Footage:
(in millions)

	DICK'S Sporting Goods (1)	Specialty Concept Stores (1)	Total (2)
Q1 2017	36.8	3.5	40.3
Q2 2017	37.4	3.5	40.9
Q3 2017	38.2	3.7	41.9
Q4 2017	38.0	3.7	41.7
Q1 2018	38.4	3.7	42.1
Q2 2018	38.7	3.7	42.3
Q3 2018	38.8	3.6	42.4

(1)
Includes the Company's Golf Galaxy, Field & Stream and other specialty concept stores. In some markets we operate adjacent stores on the same property with a pass-through for customers. We refer to this format as a "combo store" and include combo store openings within both the DICK'S Sporting Goods and specialty concept store reconciliations, as applicable. As of November 3, 2018, the Company operated 23 combo stores.

(2)	Amount may not recalculate due to rounding.

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED
(Dollars in thousands, except per share amounts)

	13 Weeks Ended October 28, 2017

	Other income	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$(10,768)	$57,930	$36,913	$0.35
% of Net Sales	(0.55)%	2.98%	1.90%
Sales tax refund (1)	8,104	(8,104)	(5,024)
Non-GAAP Basis	$(2,664)	$49,826	$31,889	$0.30
% of Net Sales	(0.14)%	2.56%	1.64%

(1)	Multi-year sales tax refund. The provision for income taxes was calculated at 38%, which approximated the Company's blended tax rate.

	39 Weeks Ended October 28, 2017

	Selling, general and administrative expenses	Pre-opening expenses	Other income	Income before income taxes	Net income (5)	Earnings per diluted share
GAAP Basis	$1,385,506	$28,441	$(28,117)	$321,058	$207,494	$1.91
% of Net Sales	23.38%	0.48%	(0.47)%	5.42%	3.50%
Corporate restructuring charge (1)	(7,077)	—	—	7,077	4,388
TSA conversion costs (2)	—	(3,474)	—	3,474	2,154
Contract termination payment (3)	—	—	12,000	(12,000)	(12,000)
Sales tax refund (4)	—	—	8,104	(8,104)	(5,024)
Non-GAAP Basis	$1,378,429	$24,967	$(8,013)	$311,505	$197,012	$1.81
% of Net Sales	23.26%	0.42%	(0.14)%	5.26%	3.32%

(1)	Severance, other employee-related costs and asset write-downs related to corporate restructuring.

(2)	Costs related to converting former TSA stores.

(3)	Contract termination payment. There was no related tax expense as the Company utilized net capital loss carryforwards that were previously subject to a valuation allowance.

(4)	Multi-year sales tax refund.

(5)	The provision for income taxes for non-GAAP adjustments was calculated at 38%, which approximated the Company's blended tax rate, unless otherwise noted.

	53 Weeks Ended February 3, 2018

	Cost of goods sold	Selling, general and administrative expenses	Pre-opening expenses	Other income	Income before income taxes	Net income (8)	Earnings per diluted share
GAAP Basis	$6,101,412	$1,982,363	$29,123	$(31,810)	$501,337	$323,445	$3.01
% of Net Sales	71.03%	23.08%	0.34%	(0.37)%	5.84%	3.77%
Corporate restructuring charge (1)	—	(7,077)	—	—	7,077	4,388
TSA conversion costs (2)	—	—	(3,474)	—	3,474	2,154
Contract termination payment (3)	—	—	—	12,000	(12,000)	(12,000)
Sales tax refund (4)	—	—	—	8,104	(8,104)	(5,024)
Loyalty program enhancement costs (5)	(11,478)	—	—	—	11,478	7,231
Litigation contingency (6)	—	(6,592)	—	—	6,592	4,153
Tax Act impact (7)	—	—	—	—	—	(24)
Non-GAAP Basis	$6,089,934	$1,968,694	$25,649	$(11,706)	$509,854	$324,323	$3.01
% of Net Sales	70.89%	22.92%	0.30%	(0.14)%	5.94%	3.78%

(1)	Severance, other employee-related costs and asset write-downs related to corporate restructuring.

(2)	Costs related to converting former TSA stores.

(3)	Contract termination payment. There was no related tax expense as the Company utilized net capital loss carryforwards that were previously subject to a valuation allowance.

(4)	Multi-year sales tax refund.

(5)	Transition costs incurred to enhance the Company's Scorecard loyalty program.

(6)	Costs related to a litigation contingency.

(7)	Change to blended tax rate for adjustments recorded prior to enactment of the Tax Act.

(8)	The provision for income taxes for non-GAAP adjustments was calculated at the Company's approximate blended tax rate, unless otherwise noted.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	November 3, 2018	October 28, 2017
	(dollars in thousands)
Gross capital expenditures	$(135,288)	$(386,600)
Proceeds from sale-leaseback transactions	—	—
Deferred construction allowances	23,440	78,482
Construction allowance receipts	—	—
Net capital expenditures	$(111,848)	$(308,118)